UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Director. Effective May 11, 2022, Arthur L. George, Jr., a director of the Company, resigned from the Company’s Board of Directors for personal reasons, declining to serve a further term despite his re-election at the Company’s 2022 Annual Meeting, as described below.

Item 5.03.    Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

At its meeting on May 11, 2022, the Company’s Board of Directors adopted amendments to the Company’s by-laws to replace the term “Chairman” with the term “Chairperson,” and to eliminate the use of gender-specific pronouns.

Copies of the by-laws (i) as amended and restated and (ii) showing the amendments are filed herewith as Exhibits 3.1 and 3.2, respectively.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held at the offices of the Company at 108 Cherry Hill Drive, Beverly, Massachusetts on May 10, 2022. Out of 32,182,547 shares of Common Stock (as of the record date of March 24, 2022) entitled to vote at the meeting, 29,315,911 shares, or 91.09%, were present in person or by proxy.

1.	At the Annual Meeting, each of the ten nominees for election as directors received the number of votes set forth opposite the nominee’s name, constituting a plurality of the votes cast, and therefore such nominee has been duly elected as a director of the Company (note Mr. George’s decision not to serve another term as disclosed in in Item 5.02 above):

Proposal 1	Number of Votes
Proposal to elect the following nominees as a director	For	Withheld	Broker Non- Votes	Percentage of Total Voted For
1. Tzu-Yin Chiu	24,593,484.00	1,503,675.00	3,218,594.00	94.24%
2. Richard J. Faubert	25,942,408.00	154,825.00	3,218,520.00	99.41%
3. Arthur L. George, Jr.	25,919,073.00	178,160.00	3,218,520.00	99.32%
4. Joseph P. Keithley	25,555,087.00	542,072.00	3,218,594.00	97.92%
5. John T. Kurtzweil	25,955,116.00	142,117.00	3,218,520.00	99.46%
6. Mary G. Puma	26,006,884.00	90,349.00	3,218,520.00	99.65%
7. Jeanne Quirk	26,031,048.00	66,185.00	3,218,520.00	99.75%
8. Thomas St. Dennis	25,804,650.00	284,122.00	3,226,981.00	98.91%
9. Jorge Titinger	25,939,154.00	158,079.00	3,218,520.00	99.39%
10. Dipti Vachani	26,053,523.00	43,710.00	3,218,520.00	99.83%

2.	The following sets forth the tally of the votes cast on the proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of the Company’s financial statements for the year ending December 31, 2022. A majority of the votes cast were voted in favor of the proposal, and therefore the appointment of auditors has been ratified by the stockholders:

Proposal 2	Number of Votes
				Broker	Percentage of
				Non-	Total Voted
	For	Against	Abstaining	Votes	For
Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Company’s financial statements for the year ending December 31, 2022.	28,532,473.00	754,379.00	29,059.00	0	97.42%

3.	The following sets forth the tally of the votes cast on the proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2021, as described under “Executive Compensation” in the Proxy Statement for the Annual Meeting. A majority of the votes cast were voted in favor of the proposal, and therefore such advisory vote has passed.

Proposal 3	Number of Votes
				Broker	Percentage of
				Non-	Total Voted
	For	Against	Abstaining	Votes	For
Proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2021, as described under “Executive Compensation” in the proxy statement for this meeting.	25,449,745.00	603,642.00	44,004.00	3,218,520.00	97.68%

Item 8.01.   Other Events.

On May 11, 2022, the Board of Directors of the Company:

•	Fixed the size of the Board of Directors at nine;

•	elected Richard J. Faubert as the Chairperson of the Board of Directors;

•	appointed John T. Kurtzweil, Richard J. Faubert, Jorge Titinger and Dipti Vachani to serve as the Compensation Committee of the Board of Directors, with Mr. Titinger designated as Chairperson thereof;

•	appointed Joseph P. Keithley, John T. Kurtzweil, Jeanne Quirk and Jorge Titinger to serve as the Audit Committee of the Board of Directors, with Mr. Kurtzweil designated as Chairperson thereof;

•	appointed Tzu-Yin Chiu, Joseph P. Keithley, Thomas St. Dennis and Jeanne Quirk to serve as the Nominating and Governance Committee of the Board of Directors, with Mr. Keithley designated as Chairperson thereof; and

•	appointed Tzu-Yin Chiu, Richard J. Faubert, Thomas St. Dennis and Dipti Vachani to serve as the Technology and New Product Development Committee of the Board of Directors with Mr. St. Dennis designated as Chairperson thereof.

Such election and appointments are to serve until the next annual meeting of the Board of Directors and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

3.1	By-laws of the Company, as amended and restated as of May 11, 2022.

3.2	Amendments to By-laws of the Company adopted May 11, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2022	Axcelis Technologies, Inc.

	By:	/s/ Lynnette C. Fallon
Lynnette C. Fallon
Executive Vice President HR/Legal and General Counsel